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                                  EXHIBIT 23.1

             CONSENT OF INDEPENDENT AUDITORS -- GRANT THORNTON LLP


  We consent to the incorporation by reference in this Registration Statement of Channell Commercial Corporation on Form S-8 of our report dated January 30, 1997, appearing in the Annual Report on Form 10-K of Channell Commercial Corporation for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ GRANT THORNTON LLP
----------------------
Grant Thornton LLP

Los Angeles, CA
September 18, 1997

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